Certifications

I, Kin Wong, certify that:

1.	I have reviewed this Form 10-Q/A amendment to the quarterly report of White Mountain Titanium Corporation for the quarter ended September 30, 2014;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Omitted]

4.	[Omitted]

5.	[Omitted]

Date: February 27, 2015

/s/ Kin Wong
Kin Wong, Chief Executive Officer
(Principal Executive Officer)